AIR | COMMUNITIES

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THE ELM | BETHESDA, MD

THIRD QUARTER 2023

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

2023 RESIDENT SATISFACTION
KINGSLEY EXCELLENCE
Grace Hill | KingsleySurveys

Ocean House, 707 Leahy, and One Ardmore Place were recognized in Q1 2023 as Top 100 Multifamily Properties as part of the Kingsley Excellence Awards

AIRCOMMUNITIES.COM
NYSE:AIRC

Page
3	Earnings Release

10	Appendix A – Early Views On 2024 and Supply Commentary

14	Consolidated Statements of Operations

15	Consolidated Balance Sheets

16	Schedule 1 – Funds From Operations Reconciliation

18	Schedule 2 – Funds From Operations Information

23	Schedule 3 – Property Net Operating Income

24	Schedule 4 – Apartment Home Summary

25	Schedule 5 – Capitalization and Financial Metrics

27	Schedule 6 – Same Store Operating Results

31	Schedule 7 – Portfolio Data by Market

32	Schedule 8 – Apartment Community Disposition and Acquisition Activity

33	Schedule 9 – Apartment Community Capital Investment Information

34	Glossary and Reconciliations of Non-GAAP Financial and Operating Measures

AIR Communities Reports Third Quarter 2023 Results
Denver, Colorado, November 2, 2023 – Apartment Income REIT Corp. ("AIR") (NYSE: AIRC) announced today results for the third quarter of 2023.

AIR Pro forma FFO up 10.3%… beating guidance by $0.01 due to:

•Same Store Revenue up 6.8%
•Same Store NOI growth of 6.3%
•Class of 2022 NOI Growth up 20.1%
•Run-Rate FFO up 7.3%

AIR Makes Accretive Investments:

•Paired trades:
◦$644 million of capital generated from:
▪$623 million in joint venture funding of 11 properties
▪$21 million in a property sale

•Used capital to fund:
◦$155 million to purchase two properties
◦$250 million to fund an additional Core JV property, AIR share of which is 53%
◦$78 million to repurchase AIR shares
◦$161 million to repay debt

•2024 neutral to NOI; accretive to recurring free cash flow
•Faster growth in recurring free cash flow
•$24 million of profitable property upgrades funded from retained cash flow

Third Quarter and YTD Run-Rate FFO Per Share Up 7.3% and 8.2%, respectively

	THIRD QUARTER			YEAR-TO-DATE
(all items per common share – diluted)	2023	2022	Variance	2023	2022	Variance
Net income	$4.43	$0.01	nm	$4.35	$3.68	18.2%
NAREIT Funds From Operations (FFO)	$0.70	$0.53	32.1%	$1.81	$1.59	13.8%
Pro forma adjustments	(0.06)	0.05	nm	(0.05)	0.22	nm
Pro forma Funds From Operations (Pro forma FFO)	$0.64	$0.58	10.3%	$1.76	$1.81	(2.8%)
Nonrecurring contributions*	(0.05)	(0.03)	nm	(0.04)	(0.22)	nm
Run-Rate FFO	$0.59	$0.55	7.3%	$1.72	$1.59	8.2%
Capital replacements**	(0.06)	(0.04)	50.0%	(0.18)	(0.14)	28.6%
Amortized leasing commissions	(0.01)	(0.01)	—%	(0.03)	(0.03)	—%
Run-Rate Adjusted Funds From Operations (AFFO)	$0.52	$0.50	4.0%	$1.51	$1.42	6.3%
*Refer to Supplemental Schedule 1 for additional information regarding the nonrecurring contributions.
**Higher Capital Replacement investments during 2023 is due primarily to timing of replacement projects in 2023.
In the future, we anticipate that Run-Rate AFFO will have a higher rate of growth than Pro forma FFO due to AIR's reallocation of capital from older properties with above average capital replacement spending to newer properties with faster NOI growth.

Third Quarter and YTD Same Store NOI Up 6.3% and 9.7%, respectively
AIR's Same Store portfolio comprises 63 properties and provided 86% of year-to-date rental revenue.

	THIRD QUARTER					YEAR-TO-DATE
	Year-over-Year			Sequential		Year-over-Year
($ in millions)*	2023	2022	Variance	2nd Qtr.	Variance	2023	2022	Variance
Revenue, before utility reimbursements	$151.6	$142.0	6.8%	$148.2	2.3%	$445.9	$411.1	8.5%
Expenses, net of utility reimbursements**	40.4	37.3	8.0%	38.3	5.3%	117.0	111.3	5.1%
Net operating income (NOI)	$111.3	$104.7	6.3%	$109.9	1.2%	$328.9	$299.7	9.7%
*Amounts are presented on a rounded basis and the sum of the individual amounts may not foot; please refer to Supplemental Schedule 6.
**Controllable operating expenses ("COE") increased 6.3%, the result of the timing of planned property maintenance and peak leasing season spending. Full year COE is anticipated to be flat to up 100-basis points.

Components of Same Store Revenue Growth

	THIRD QUARTER 2023		YEAR-TO-DATE
Same Store Revenue Components	Year-over-Year	Sequential	Year-over-Year
Residential Rents	5.6%	2.0%	8.1%
Average Daily Occupancy	(0.6%)	(0.2%)	(0.7%)
Residential Rental Income	5.0%	1.8%	7.4%
Bad Debt, net of recoveries*	0.6%	(0.1%)	0.3%
Other Residential Income	1.2%	0.6%	0.8%
Residential Revenue	6.8%	2.3%	8.5%
Commercial Revenue	—%	—%	—%
Same Store Revenue Growth	6.8%	2.3%	8.5%
*During the third quarter, AIR recognized 99.2% of all residential revenue billed in the quarter, with the remaining 0.8% reserved as bad debt. AIR collected amounts during the third quarter with respect to revenue treated as bad debt in previous periods equal to 20-basis points of third quarter residential revenue, resulting in bad debt for the third quarter, net of the contra entry, equal to 0.6% of residential revenue.
Of the 0.8% of gross bad debt, 25-basis points was due to final move-out charges recorded during the quarter as part of eviction finalization, 25-basis points is due to court backlogs due to pandemic-related government shutdowns, and the remainder amounts represent our normal bad debt pre-COVID. The incidence of delinquency is consistent with historical averages, but the lengthening of the regulatory timeline results in higher absolute levels of bad debt compared to our pre-COVID experience.

Same Store Rental Rates & Occupancy

	THIRD QUARTER*			YEAR-TO-DATE			2023
(amounts represent AIR share)	2023	2022	Variance	2023	2022	Variance	July	Aug	Sept	Oct***
Transacted Leases
Renewal rent changes	6.0%	11.6%	(5.6%)	6.9%	11.2%	(4.3%)	6.6%	5.6%	6.0%	3.8%
New lease rent changes	3.6%	17.1%	(13.5%)	5.3%	17.3%	(12.0%)	4.6%	4.1%	1.2%	1.3%
Weighted-average rent changes	4.7%	14.2%	(9.5%)	6.1%	14.1%	(8.0%)	5.5%	4.9%	3.3%	2.1%

Signed Leases
Renewal rent changes	5.6%	12.2%	(6.6%)	6.8%	11.2%	(4.4%)	5.6%	6.1%	4.6%	3.9%
New lease rent changes	2.7%	16.6%	(13.9%)	4.9%	17.1%	(12.2%)	4.1%	2.5%	0.6%	0.9%
Weighted-average rent changes	3.9%	14.5%	(10.6%)	5.8%	14.0%	(8.2%)	4.8%	4.1%	1.8%	1.3%

Average Daily Occupancy**	95.3%	95.9%	(0.6%)	96.1%	96.8%	(0.7%)	94.6%	95.2%	96.0%	96.9%
*Third quarter signed lease rate growth benefited 90-basis points from capital enhancement activity.
**Average Daily Occupancy ("ADO") reached a low point in July due to normal seasonality and related frictional vacancy. ADO in October 2023 is better than in October 2022 and is anticipated to increase further during the balance of the fourth quarter.
***October leasing rates are preliminary and are as of October 31st. The 180-basis point decline in signed new leases from the third quarter to October is seasonal and similar to the 2022 decline.

Acquisition Portfolio Performance
Approximately 20% of AIR’s capital is invested in acquisitions made since 2021. Acquisition properties experience a rate of NOI growth during the first few years of AIR management that is much higher than the same store portfolio rate. Two-thirds of these investments were made prior to July 2022; therefore, comparative information is available. These properties' year-over-year NOI growth was up 17.4%, increasing year-over-year NOI growth rate of the total Acquisition and Same Store portfolios by 170 basis points to 7.2%.

			Sequential Variance	Year-Over-Year Variance
Year	Properties	% of GAV	NOI	Rev	Exp	NOI
Same Store excluding Class of 2021	58	74.7%	1.3%	6.4%	8.9%	5.5%
Class of 2021*	5	7.7%	1.1%	10.3%	—%	15.2%
Class of 2022	4	6.2%	5.6%	9.9%	(6.0%)	20.1%
Other Real Estate**	4	5.6%	27.2%
Class of 2023***	4	5.8%	nm
Total Portfolio	75	100%	4.4%
*Acquisitions from 2021 are included in, and contribute to, Same Store Portfolio metrics.
**Due to the timing of our transactions in 2022, Other Real Estate year-over-year metrics are not meaningful.
***Due to the timing of our transactions in 2023, Class of 2023 sequential metrics are not meaningful.
Please refer to Supplemental Schedule 2 for additional information regarding the third quarter and year-to-date performance of the Acquisition properties.

Third Quarter 2023 Paired Trades
As previously announced, AIR contributed to the Core JV a 47% interest in 10 properties in exchange for $505 million of gross proceeds. AIR also completed its strategic exit from New York City through the sale of a property for $21 million in gross proceeds.
In turn, AIR improved its portfolio through reinvesting $287 million in three new properties. In comparison to the property interests sold, the acquired properties:
•have 11% higher average rents at $2,751 per month;
•were constructed in the last two years (in contrast to 26 years for the interests sold); and
•require annual capital replacement spending that is $2,600 per unit lower than the interests sold.
On a forward basis, the Year 1 NOI Yield, Free Cash Flow Yield, and unlevered internal rate of return ("IRR"), our acquisitions and dispositions are estimated to be:

Third Quarter Paired Trades: Sources and Uses and Relative Cost of Capital
($ in millions)	GAV	Year 1 NOI		Year 1 FCF		Unlevered IRR
Joint Ventures & Dispositions	$525.7	$(30.6)	5.8%	$(25.6)	4.9%	8.1%
Acquisitions	(287.0)	15.4	5.4%	15.1	5.3%	10.4%
Net Sources & Uses	$238.7
Cost of Capital Comparison (%)			(0.4%)		0.4%	2.3%
AIR used the remaining proceeds to:
•repurchase 2.2 million shares for $77.8 million (reflecting an average price of $34.57 per share, and a forward NOI yield of approximately 6.3%).
•reduce leverage, with an average interest cost of 6.1%, by approximately $161 million.

The net results of the Q3 Paired Trades are expected to be neutral to FFO in 2024 and accretive beginning in 2025. The paired trades are expected to be accretive to AFFO in both 2024 and thereafter.

Balance Sheet & Liquidity
During the quarter, AIR refinanced $154 million of borrowings on AIR's revolving credit facility and $325 million of term loans maturing in 2023 and 2024 (before consideration of higher priced extension options), with new fixed rate property debt. The new debt has a weighted-average life of 5.3 years and a weighted-average interest rate of 5.2%; 30-basis points greater than the short-term debt repaid.

Today, AIR has:
•Near-term exposure to rising interest rates limited to:
◦$79 million on our share of the Virginia JV debt due to the maturity in January 2024 of the in-place interest rate cap; plus
◦$26 million on our revolving credit facility
•No debt maturities until the second quarter of 2025;
•Available liquidity of $2.1 billion;
•$5.3 billion of properties unencumbered by non-recourse debt; and
•Limited refunding risk with the ability to fund all maturities through 2027 from cash on hand, and a 10-year commitment to make $1 billion of property loans with up to 10-year maturities.
At year-end, AIR anticipates Net Leverage to Adjusted EBITDAre to be below 6.0x; consistent with its target range of 5.0x to 6.0x. As of September 30, 2023, AIR's leverage is temporarily elevated due to the timing of third quarter acquisitions.
For additional information regarding the composition of AIR's leverage, please see Supplemental Schedule 5.

Dividend
On October 30, 2023, the AIR Board of Directors declared a quarterly cash dividend of $0.45 per share of Common Stock, payable on November 30, 2023 to shareholders of record on November 17, 2023. In setting the 2023 dividend rate, the Board of Directors targeted a 75% payout ratio of Pro forma FFO, in 2023 equivalent to approximately 86% of Run-Rate AFFO.

GRESB
During the third quarter of 2023, AIR received a Global Real Estate Sustainability Benchmark ("GRESB") score of 82 out of 100, placing AIR in the top 20% of residential companies in the Americas.

2023 Outlook
AIR narrows its 2023 Pro forma FFO per share expectations, maintaining the $2.41 midpoint. Our guidance ranges are shown below:

	YEAR-TO-DATE September 30, 2023	FULL YEAR 2023	PREVIOUS FULL YEAR 2023
($ amounts represent AIR share)
Net income per share	$4.35	$4.30 to $4.40	$0.66 to $0.76
Pro forma FFO per share	$1.76	$2.39 to $2.43	$2.38 to $2.44
Pro forma FFO per share at the midpoint		$2.41	$2.41
Run-Rate FFO per share	$1.72	$2.34 to $2.38	N/A

Same Store Operating Components
Revenue change compared to prior year (1)	8.5%	7.8% to 8.6%	7.8% to 8.6%
Expense change compared to prior year	5.1%	5.0% to 5.6%	5.0% to 5.6%
NOI change compared to prior year	9.7%	8.6% to 9.8%	8.6% to 9.8%

Transactional Activity
Proceeds from dispositions of real estate	$54M	$54M	$54M
Proceeds from joint venture transactions	$599M	$599M	$599M

AIR Share of Capital Enhancements
Capital Enhancements (2)	$64M	$70M to $80M	$80M to $90M

Balance Sheet
Net Leverage to Adjusted EBITDAre	6.3x	≤6.0x	≤6.0x
(1)     AIR uses retained cash flow from operations to fund Capital Enhancements that contribute an estimated 75-basis points to the 2023 Same Store revenue growth rate.
(2)     In response to slowing levels of rental rate growth, AIR strategically adjusted production on certain kitchen and bath programs, reducing full year capital enhancement investment by $10 million at the midpoint.

In the fourth quarter of 2023, AIR anticipates Pro forma FFO between $0.63 and $0.67 per share.

Appendix A – Early Views On 2024 and Supply Commentary
AIR is well positioned for growth in 2024 supported by (i) 2023 results and (ii) 2024 opportunities, (iii) each levered by a low-risk, fixed rate balance sheet.

Same Store Revenue	Same Store Revenue growth of mid-single digits, before market rate growth:
	•Earn-in from 2023 leasing activity and loss-to-lease	+	2.1% to 2.5%
	•Average daily occupancy (vs. 2023)	+	10 to 20 bps
	•Bad debt (improvement with elimination of pandemic impacts)	+	20 to 40 bps
	•Incremental contribution from 2022 acquisitions moving into Same Store	+	30 to 70 bps
	•Contribution of earn-in from 2024 programmatic capital enhancements	+	25 to 50 bps
	Preliminary range before consideration of changes in market rents	+	2.9% to 4.1%
Same Store Expense	Continued expense discipline based on track record of COE containment both over time and including inflationary environments
Offsite Costs	G&A, net of asset management fees, < 15 bps of GAV
Balance Sheet	Organic de-levering from EBITDA growth to ~5.5x by year-end 2024. Annual interest costs similar to AIR's weighted average rates as of Q3 2023.
Capital Allocation
Ample opportunity for > 10% unlevered IRRs through property upgrades funded by retained FCF and from leverage-neutral acquisitions, funded by paired trades and including co-investment by sovereign wealth funds

Supply Commentary
There is no “national” market of supply and demand for apartments; rather, there are numerous submarkets and specific locations, each of which requires analysis both “across the street,” as well as within a reasonable radius as to where customers may consider alternatives. An analysis of AIR's portfolio below considers both. For example, 3400 Avenue of the Arts is located in Orange County where LTM permits at 1.2% of inventory suggest limited risk of future supply; however, two lease up projects in the submarket are adjacent to AIR’s property, which will likely impact rents in 2024. By contrast, Miami, with LTM permits at 4.9% of inventory, is a market where new supply is known; however, that supply which is being delivered is primarily in Edgewater, inland from the waterfront, and impacting Bay Parc and Watermarc. We assess the impact elsewhere in AIR's South Florida portfolio as limited.
Competitive new supply is familiar to AIR. In any given year, AIR's leasing plan provides for impacts of new supply across our portfolio, typically measured between 20% and 30% of NOI; a current measure at 26% is consistent with this range, and we expect absorption will continue to offset supply in our core markets.

Market	Units @ Share	% AIR NOI @ Share	% AIR NOI w/Supply Impact	Commentary
California	6,400	37%	3.9%	+	Supply growth across California remains at <1% of inventory
				+	Continued strength in San Diego and LA; LA COVID bad debt impacts moving to rear view
				~	Leasing sluggish in the Bay Area in the Peninsula / San Jose; NO properties in the City of San Francisco
South Florida	3,812	20%	5.3%	+	50%+ in rent increases since 2021 still being absorbed / earned-in; rent growth positive, but slowing
				+	Long-term attractiveness of South Florida (e.g., weather, taxes, and rule of law) is unchanged
				~	Insurance a challenge; but, recently built / renovated properties (Watermarc / Southgate / Flagler) achieved favorable hazard premiums due to superior construction and AIR operating processes
				~	Supply in Edgewater (Watermarc and Bay Parc); supply in Fort Lauderdale (Flagler); 2023 deliveries largely absorbed
Washington, D.C.	4,521	16%	2.6%	+	Seasonally adjusted market rents continue to increase YoY; market remains attractive (e.g., Elm acquisition)
				+	Moderate supply in pockets; properties not impacted on account of location and/or positioning
				+	Opportunity if federal employees return to office
Philadelphia	2,070	9%	6.5%	+	University City properties well positioned on UPenn campus; Center City properties will benefit from Comcast’s new RTO mandate in 9/2023
				~	New supply plunging after pull forward from 1/1/2022 reduction in Philadelphia Tax Abatement Program value and increase in construction sales tax
Denver	1,976	7%	3.2%	+	No supply risk in Boulder
				+	Price points in suburban properties well below those of new supply
				~	Elevated supply around Anschutz Medical Campus, but AIR properties are “on campus,” while new supply is not
Boston	1,284	7%	2.3%	+	Market screens for elevated supply; however, three AIR properties in Kendall Square insulated by proximity to MIT and suburban properties at price points below those of new supply
				~	One Canal (North Station) will be impacted by new supply in the future
Other	1,608	4%	2.4%	~	Elevated supply in Atlanta (West Midtown), Minneapolis (Uptown), and Raleigh (Research Triangle; recent entry at attractive basis)
Total	21,671	100%	26.2%

Earnings Conference Call Information

Live Conference Call:	Conference Call Replay:
Friday, November 3, 2023 at 1:00 p.m. ET	Replay available until February 2, 2024
Domestic Dial-In Number: 1-888-259-6580	Domestic Dial-In Number: 1-877-674-7070
International Dial-In Number: 1-416-764-8624	International Dial-In Number: 1-416-764-8692
Conference ID: 32498060	Passcode: 498060
Live Webcast: investors.aircommunities.com
Supplemental Information
The full text of this Earnings Release and the Supplemental Information referenced in this release is available on AIR’s website at investors.aircommunities.com.
Glossary & Reconciliations of Non-GAAP Financial and Operating Measures
Financial and operating measures found in this Earnings Release and the Supplemental Information include certain financial measures used by AIR management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). Certain AIR terms and Non-GAAP measures are defined in the Glossary in the Supplemental Information and Non-GAAP measures reconciled to the most comparable GAAP measures.
About AIR
Apartment Income REIT Corp (NYSE: AIRC) is a publicly traded, self-administered real estate investment trust (“REIT”). AIR’s portfolio comprises 75 communities totaling 26,623 apartment homes located in 10 states and the District of Columbia. AIR offers a simple, predictable business model with focus on what we call the AIR Edge, the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform. For additional information, please visit aircommunities.com.
Contact
Matthew O’Grady
Senior Vice President, Capital Markets
(303) 691-4566
Mary Jensen
Head of Investor Relations
(303) 691-4349
investors@aircommunities.com

Forward-looking Statements
This Earnings Release and Supplemental Information contain forward-looking statements within the meaning of the Federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2023 results, including but not limited to: NAREIT FFO, Pro forma FFO, Run-Rate FFO, Run-Rate AFFO and selected components thereof; expectations regarding consumer demand, growth in revenue and strength of other performance metrics and models; expectations regarding acquisitions, as well as sales, and joint ventures and the use of proceeds thereof; and AIR liquidity and leverage metrics. We caution investors not to place undue reliance on any such forward-looking statements.
These forward-looking statements are based on management’s current expectations, estimates and assumptions and subject to risks and uncertainties, that could cause actual results to differ materially from such forward-looking statements, including, but not limited to: real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including inflation, the pace of job growth, and the level of unemployment; the amount, location, and quality of competitive new housing supply, which may be impacted by global supply chain disruptions; the timing and effects of acquisitions and dispositions; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; AIR’s ability to maintain current or meet projected occupancy, rental rate, and property operating results; expectations regarding sales of apartment communities and the use of proceeds thereof; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including interest rate changes and the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; and possible environmental liabilities, including costs, fines, or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by AIR. Other risks and uncertainties are described in filings by AIR with the Securities and Exchange Commission (“SEC”), including the section entitled “Risk Factors” in Item 1A of AIR’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC.
In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on our ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.
These forward-looking statements reflect management’s judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances. This earnings release does not constitute an offer of securities for sale.

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
REVENUES
Rental and other property revenues (1)	$194,244	$198,413	$616,659	$558,686
Other revenues	3,063	2,458	7,018	7,163
Total revenues	197,307	200,871	623,677	565,849

OPERATING EXPENSES
Property operating expenses (1)	58,076	64,009	190,122	176,679
Property management expenses	7,899	7,241	23,318	21,594
Depreciation and amortization	79,023	90,445	263,949	253,650
General and administrative expenses (2)	5,663	7,663	18,866	19,593
Other expenses, net	8,110	4,941	14,434	5,883
Total operating expenses	158,771	174,299	510,689	477,399
Interest income	2,918	9,613	6,133	48,746
Interest expense	(22,888)	(32,656)	(96,629)	(80,790)
Loss on extinguishment of debt	—	—	(2,008)	(23,636)
Gain on dispositions and impairments of real estate	692,861	—	675,534	587,609
Gain on derivative instruments, net	14,070	—	23,322	—
Loss from unconsolidated real estate partnerships	(10,390)	(87)	(12,267)	(2,974)
Income before income tax expense	715,107	3,442	707,073	617,405
Income tax expense	(4,595)	(46)	(5,911)	(966)
Net income	710,512	3,396	701,162	616,439

Noncontrolling interests:
Net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships	(2,525)	102	(3,894)	285
Net income attributable to preferred noncontrolling interests in AIR OP	(1,570)	(1,602)	(4,710)	(4,807)
Net income attributable to common noncontrolling interests in AIR OP	(42,386)	(137)	(41,245)	(37,053)
Net income attributable to noncontrolling interests	(46,481)	(1,637)	(49,849)	(41,575)
Net income attributable to AIR	664,031	1,759	651,313	574,864
Net income attributable to AIR preferred stockholders	(44)	(43)	(129)	(128)
Net (income) loss attributable to participating securities	(391)	44	(484)	(373)
Net income attributable to AIR common stockholders	$663,596	$1,760	$650,700	$574,363

Net income attributable to AIR common stockholders per share – basic	$4.50	$0.01	$4.39	$3.69
Net income attributable to AIR common stockholders per share – diluted	$4.43	$0.01	$4.35	$3.68

Weighted-average common shares outstanding – basic	147,474	153,811	148,372	155,488
Weighted-average common shares outstanding – diluted	150,045	154,057	150,692	157,440
(1)Rental and other property revenues for the three and nine months ended September 30, 2023 are inclusive of $0.9 million and $4.3 million, respectively, of revenues related to sold properties. Rental and other property revenues for the three and nine months ended September 30, 2022 are inclusive of $10.0 million and $38.0 million, respectively, of revenues related to sold properties. Property operating expenses for the three and nine months ended September 30, 2023 are inclusive of $0.7 million and $3.1 million, respectively, of expenses related to sold properties. Property operating expenses for the three and nine months ended September 30, 2022 are inclusive of $3.9 million and $14.7 million, respectively, of expenses related to sold properties.
(2)In setting our G&A benchmark of 15 bps of Gross Asset Value, we consider asset management fees earned in our joint ventures as a reduction of general and administrative expenses. In accordance with GAAP, general and administrative expenses are shown gross of these asset management fees. The California Joint Venture is consolidated on our balance sheet and accordingly, fees earned in this venture are included in the determination of net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships. The Virginia JV, the Core JV, and the Value-Add JV are not consolidated on our balance sheet and accordingly, fees earned in these ventures are included in other revenues. Fees earned from joint ventures were $1.8 million and $4.9 million for three and nine months ended September 30, 2023, respectively, and $1.8 million and $5.2 million for three and nine months ended September 30, 2022, respectively.

Consolidated Balance Sheets

(in thousands) (unaudited)

	September 30, 2023	December 31, 2022
Assets
Real estate	$7,576,358	$8,076,394
Accumulated depreciation	(2,173,273)	(2,449,883)
Net real estate	5,403,085	5,626,511
Cash and cash equivalents	106,630	95,797
Restricted cash	27,540	205,608
Goodwill	32,286	32,286
Investment in unconsolidated real estate partnerships	352,096	41,860
Other assets (1)	477,612	549,821
Total assets	$6,399,249	$6,551,883

Liabilities and Equity
Non-recourse property debt	$2,244,776	$1,994,651
Debt issue costs	(13,538)	(9,221)
Non-recourse property debt, net	2,231,238	1,985,430
Term loans, net	473,486	796,713
Revolving credit facility borrowings	25,750	462,000
Unsecured notes payable, net	397,760	397,486
Accrued liabilities and other (1)	483,147	513,805
Total liabilities	3,611,381	4,155,434

Preferred noncontrolling interests in AIR OP	77,140	77,143

Equity:
Perpetual Preferred Stock	2,000	2,000
Class A Common Stock	1,470	1,491
Additional paid-in capital	3,355,316	3,436,635
Accumulated other comprehensive income	24,794	43,562
Distributions in excess of earnings	(876,116)	(1,327,271)
Total AIR equity	2,507,464	2,156,417
Noncontrolling interests in consolidated real estate partnerships	(83,110)	(78,785)
Common noncontrolling interests in AIR OP	286,374	241,674
Total equity	2,710,728	2,319,306
Total Liabilities and Equity	$6,399,249	$6,551,883
(1)Other assets includes the Parkmerced mezzanine investment, and accrued liabilities and other includes the offsetting liabilities. The benefits and risks of ownership of the Parkmerced mezzanine investment have been transferred to Aimco, but legal transfer has not occurred. As of September 30, 2023, the Parkmerced mezzanine investment had an offsetting $158.3 million asset and liability balance.

Supplemental Schedule 1

Funds From Operations Reconciliation Three and Nine Months Ended September 30, 2023, Compared to Three and Nine Months Ended September 30, 2022 (in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income attributable to AIR common stockholders	$663,596	$1,760	$650,700	$574,363
Adjustments:
Real estate depreciation and amortization, net of noncontrolling partners’ interest	87,169	85,057	260,930	240,436
Gain on dispositions and impairments of real estate, net of noncontrolling partners’ interest	(690,992)	—	(673,520)	(587,453)
Income tax adjustments related to gain on dispositions and other tax-related items	4,400	(348)	4,400	(1,448)
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	38,773	(5,250)	25,962	21,327
NAREIT FFO attributable to AIR common stockholders	$102,946	$81,219	$268,472	$247,225
Adjustments: (6)
Gain on derivative instruments (1)	(12,436)	—	(21,688)	—
Non-cash straight-line rent (2)	3,068	3,660	9,248	4,944
Business transformation and transition related costs (3)	897	1,419	1,420	3,881
Loss on extinguishment of debt (4)	—	—	2,008	23,636
Casualty losses and other (5)	(272)	4,389	1,855	4,635
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	541	(581)	454	(1,887)
Pro forma FFO attributable to AIR common stockholders	$94,744	$90,106	$261,769	$282,434
Cash swap acceleration income, net of common noncontrolling interests in AIR OP and participating securities	(10,854)	—	(10,854)	—
Aimco note prepayment, net of common noncontrolling interests in AIR OP and participating securities	—	(4,673)	—	(34,456)
Casualty and Legal expense in excess of run-rate, net of common noncontrolling interests in AIR OP and participating securities	2,665	—	4,628	—
Run-Rate FFO attributable to AIR common stockholders	$86,555	$85,433	$255,543	$247,978
Capital Replacements, net of common noncontrolling interests in AIR OP and participating securities	(7,476)	(6,706)	(26,449)	(22,912)
Leasing Commissions, net of common noncontrolling interests in AIR OP and participating securities	(1,712)	(1,632)	(5,029)	(4,227)
Run-Rate AFFO attributable to AIR common stockholders	$77,367	$77,095	$224,065	$220,839

Total shares and dilutive share equivalents	147,773	154,057	148,515	155,757

Pro forma FFO per share – diluted	$0.64	$0.58	$1.76	$1.81
Run-Rate FFO per share – diluted	$0.59	$0.55	$1.72	$1.59
Run-Rate AFFO per share – diluted	$0.52	$0.50	$1.51	$1.42
(1)During 2023, in anticipation of future financing transactions, we entered into treasury locks that did not qualify for hedge accounting under GAAP. Changes in the fair value of these instruments are included in net income attributable to AIR common stockholders. Any non-cash changes in fair value are excluded in the determination of Pro forma FFO.
(2)In 2018 and 2022, we assumed 99-year ground leases with scheduled rent increases. Due to the terms of the leases, GAAP rent expense will exceed cash rent payments until 2076 and 2079, respectively. We include the cash rent payments for these ground leases in Pro forma FFO but exclude the incremental straight-line non-cash rent expense. The rent expense for these leases is included in other expenses, net, in our condensed consolidated statements of operations.

Supplemental Schedule 1 (continued)

Funds From Operations Reconciliation Three and Nine Months Ended September 30, 2023, Compared to Three and Nine Months Ended September 30, 2022 (in thousands, except per share data) (unaudited)

(3)During 2023 and 2022, we incurred consulting, placement, legal, and other transformation related costs as we fully implement AIR’s business model, including projects intended to increase efficiency and reduce costs in future periods. As we engage in and finalize our finance transformation initiative that modernizes our systems and processes, including a new ERP system, we expect to continue to incur these costs throughout 2023. We excluded these costs from Pro forma FFO because we believe they are not related to ongoing operating performance.
(4)During 2023 and 2022, we incurred debt extinguishment costs related to the prepayment of debt. In 2023, these costs are related to the prepayment of high-cost, floating-rate debt. We excluded these costs from Pro forma FFO because we believe they are not representative of future cash flows.
(5)During 2023, we incurred significant casualty losses related to fire damage at our Palazzo East at Park La Brea apartment community. During 2021, we incurred significant casualty losses due to Hurricane Ida-induced flooding in downtown Philadelphia causing damage to our Park Towne Place apartment community, whose clean-up costs extended into 2022. During the third quarter of 2023, we recorded a net gain upon receipt of third-party funds, upon closing the 2021 Park Towne Place claim. AIR excludes individually significant casualty losses from the computation of FFO when the expected gains or losses are atypical and costs are greater than $1 million. Individual casualty losses less than $1 million are included in FFO. In 2023, these "normal" casualty losses are expected to exceed historical averages and AIR's expectation entering the year by $1.7 million. AIR has excluded casualty losses that exceeded our beginning of year expectations in the determination of Run-Rate FFO.
(6)The following tables summarize the adjustments from NAREIT FFO to Pro Forma FFO for the three and nine months ended September 30, 2023, and reconciles the adjustments from Supplemental Schedule 1 to Supplemental Schedule 2(b).

Three Months Ended September 30, 2023
Supplemental Schedule 1 Pro forma Adjustments	Supplemental Schedule 1	Supplemental Schedule 2	Location within Supplemental Schedule 2	Location within Consolidated Statement of Operations
Gain on derivative instruments	$(12,436)	$(12,436)	Gain on derivative instruments	Gain on derivative instruments, net / Interest expense, net
Non-cash straight-line rent	$3,068	$3,068	Land leases	Other expenses, net
Business transformation and transition related costs	$897	$897	Other expense, net	Other expenses, net
Casualty losses and other		$(226)	Revenues, Same Store	Rental and other property revenues
		1,240	Interest expense	Interest expense / Loss from unconsolidated Real Estate partnerships
		(1,505)	Casualty gain (loss)	Property operating expenses
		219	Other expense, net	Other expenses, net
	$(272)	$(272)	Total
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	$541	$541	Common non-controlling interests in AIR OP	Net income attributable to noncontrolling interests

Nine Months Ended September 30, 2023
Supplemental Schedule 1 Pro forma Adjustments	Supplemental Schedule 1	Supplemental Schedule 2	Location within Supplemental Schedule 2	Location within Consolidated Statement of Operations
Gain on derivative instruments	$(21,688)	$(21,688)	Gain on derivative instruments	Gain on derivative instruments, net / Interest expense, net
Non-cash straight-line rent	$9,248	$9,248	Land leases	Other expenses, net
Business transformation and transition related costs	$1,420	$1,420	Other expense, net	Other expenses, net
Loss on extinguishment of debt	$2,008	$2,008	Loss on extinguishment of debt	Loss on extinguishment of debt
Casualty losses and other		$(226)	Same Store revenues, before utility reimbursements	Rental and other property revenues
		1,564	Interest expense	Interest expense / Loss from unconsolidated Real Estate partnerships
		114	Casualty gain (loss)	Property operating expenses
		403	Other expense, net	Other expenses, net
	$1,855	$1,855	Total
Common noncontrolling interests in AIR OP’s share of above adjustments and amounts allocable to participating securities	$454	$454	Common non-controlling interests in AIR OP	Net income attributable to noncontrolling interests

Supplemental Schedule 2(a)

Funds From Operations Information Three and Nine Months Ended September 30, 2023, Compared to Three and Nine Months Ended September 30, 2022 (consolidated amounts, in thousands) (unaudited)
Please refer to the Glossary for a reconciliation by line item from the Consolidated Statement of Operations to the amounts presented below in Supplemental Schedule 2(a). For AIR's share of the below amounts, please refer to Supplemental Schedule 2(b).

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Same Store revenues, before utility reimbursements	$156,739	$166,800	$502,064	$483,062
Other Real Estate revenues, before utility reimbursements	28,519	14,026	85,079	16,437
Total rental and other property revenues, before utility reimbursements	185,258	180,826	587,143	499,499
Same Store expenses, net of utility reimbursements	42,107	43,674	131,563	129,836
Other Real Estate expenses, net of utility reimbursements	7,869	4,783	27,721	5,800
Total property operating expenses, net of utility reimbursements	49,976	48,457	159,284	135,636
Net operating income	135,282	132,369	427,859	363,863
NOI related to sold communities	140	6,009	1,214	23,158
Lease income	379	4,483	1,137	17,550
Property management expenses, net	(5,435)	(4,922)	(15,960)	(15,883)
Property income	130,366	137,939	414,250	388,688

Recurring service revenue subject to long-term contracts (1)	5,161	5,094	14,017	13,938
Short duration service revenue generally in support of transaction activity	1,251	1,945	6,623	4,345
Allocated cost of services provided (2)	(3,495)	(3,842)	(9,499)	(9,254)
Income from third party services	2,917	3,197	11,141	9,029

General and administrative expenses (3)	(5,772)	(8,665)	(20,328)	(22,608)

Interest expense	(32,836)	(32,656)	(106,577)	(80,790)
Loss on extinguishment of debt	—	—	(2,008)	(23,636)
Preferred OP unitholder dividends	(1,570)	(1,602)	(4,710)	(4,807)
Preferred stockholder dividends	(44)	(43)	(129)	(128)
Interest income	2,539	5,208	4,996	31,456
Total cost of capital	(31,911)	(29,093)	(108,428)	(77,905)

Casualty gain (loss)	246	(4,478)	(4,138)	(6,271)
Land leases	(4,720)	(5,281)	(14,160)	(7,926)
Income from unconsolidated real estate partnerships	4,654	1,084	5,094	3,107
Other expenses (income), net	6,940	(376)	4,684	1,338
Gain on derivative instruments	12,436	—	21,688	—
Tax expense, net	(195)	(407)	(1,511)	(2,438)
Total other	19,361	(9,458)	11,657	(12,190)

Common noncontrolling interests in AIR OP	(3,919)	(5,335)	(15,568)	(15,970)
Participating securities	(81)	(9)	(198)	(130)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(8,015)	(7,357)	(24,054)	(21,689)
NAREIT FFO attributable to AIR common stockholders	$102,946	$81,219	$268,472	$247,225
Total pro forma adjustments, net of common noncontrolling interests in AIR OP and participating securities	(8,202)	8,887	(6,703)	35,209
Pro forma FFO attributable to AIR common stockholders	$94,744	$90,106	$261,769	$282,434
Cash swap acceleration income, net of common noncontrolling interests in AIR OP and participating securities	(10,854)	—	(10,854)	—
Aimco note prepayment, net of common noncontrolling interests in AIR OP and participating securities	—	(4,673)	—	(34,456)
Casualty and Legal expense in excess of run-rate, net of common noncontrolling interests in AIR OP and participating securities	2,665	—	4,628	—
Run-Rate FFO attributable to AIR common stockholders	$86,555	$85,433	$255,543	$247,978
Capital Replacements, net of common noncontrolling interests in AIR OP and participating securities	(7,476)	(6,706)	(26,449)	(22,912)
Leasing Commissions, net of common noncontrolling interests in AIR OP and participating securities	(1,712)	(1,632)	(5,029)	(4,227)
Run-Rate AFFO attributable to AIR common stockholders	$77,367	$77,095	$224,065	$220,839

Supplemental Schedule 2(a) (continued)

Funds From Operations Information Three and Nine Months Ended September 30, 2023, Compared to Three and Nine Months Ended September 30, 2022 (consolidated amounts, in thousands) (unaudited)

(1)Recurring service revenue subject to contract is comprised of property and asset management fees earned through our operating agreements in place with our joint venture partners and third parties.
(2)Allocated cost of services provided includes direct and indirect costs incurred to provide property and asset management services to third parties.
(3)In setting our G&A benchmark of less than 15 bps of Gross Asset Value, we consider asset management fees earned in our joint ventures as a reduction of general and administrative expenses. In accordance with GAAP, general and administrative expenses are shown gross of these asset management fees. The California Joint Venture is consolidated on our balance sheet and accordingly, fees earned in this venture are included in the determination of net (income) loss attributable to noncontrolling interests in consolidated real estate partnerships. The Virginia JV, the Core JV, and the Value-Add JV are not consolidated on our balance sheet and accordingly, fees earned in these ventures are included in loss from unconsolidated real estate partnerships. Asset management fees earned from joint ventures were $1.8 million and $4.9 million for the three and nine months ended September 30, 2023, respectively, and $1.8 million and $5.2 million for three and nine months ended September 30, 2022, respectively.

Supplemental Schedule 2(b)

Funds from Operations Information, Proportionate Share Information Three and Nine Months Ended September 30, 2023 (in thousands) (unaudited)
The building blocks of FFO and Pro forma FFO, as presented in Supplemental Schedule 2(a) and in the first column below, are based on consolidated amounts, and therefore include the third-party share of consolidated joint ventures and exclude AIR’s share of amounts from unconsolidated real estate partnerships. We have updated the presentation of Supplemental Schedule 2(b) to illustrate AIR’s proportionate share of the individual line items comprising FFO. Please refer to Supplemental Schedule 1 for a reconciliation of Net income attributable to AIR common stockholders to Nareit FFO and Pro forma FFO attributable to AIR common stockholders, and additionally the Glossary for a reconciliation by line item from the Consolidated Statement of Operations to the amounts presented in Supplemental Schedule 2(a) and the first column below.

	Three Months Ended September 30, 2023
	NAREIT Consolidated FFO	Noncontrolling Interests' Share (1)	AIR's Share of Unconsolidated (2)	AIR Share of FFO	Pro Forma Adjustments (3)	Pro Forma FFO
Same Store revenues, before utility reimbursements	$156,739	$(15,939)	$11,045	$151,845	$(226)	$151,619
Other Real Estate revenues, before utility reimbursements	28,519	—	1,024	29,543	—	29,543
Total rental and other property revenues, before utility reimbursements	185,258	(15,939)	12,069	181,388	(226)	181,162
Same Store expenses, net of utility reimbursements	42,107	(4,102)	2,348	40,353	—	40,353
Other Real Estate expenses, net of utility reimbursements	7,869	—	289	8,158	—	8,158
Total property operating expenses, net of utility reimbursements	49,976	(4,102)	2,637	48,511	—	48,511
Net operating income	135,282	(11,837)	9,432	132,877	(226)	132,651
NOI related to sold communities	140	—	1,677	1,817	—	1,817
Lease income (4)	379	—	—	379	—	379
Property management expense attributable to AIR's ownership	(5,435)	—	—	(5,435)	—	(5,435)
Property income	130,366	(11,837)	11,109	129,638	(226)	129,412

Recurring service revenue subject to long-term contracts (5)	5,161	—	—	5,161	—	5,161
Short duration service revenue generally in support of transaction activity	1,251	—	—	1,251	—	1,251
Allocated cost of services provided (6)	(3,495)	—	—	(3,495)	—	(3,495)
Income from third-party services	2,917	—	—	2,917	—	2,917

General and administrative expenses	(5,772)	—	—	(5,772)	—	(5,772)

Interest expense	(32,836)	3,745	(6,230)	(35,321)	1,240	(34,081)
Preferred OP unitholder dividends	(1,570)	—	—	(1,570)	—	(1,570)
Preferred stockholder dividend	(44)	—	—	(44)	—	(44)
Interest income	2,539	(3)	16	2,552	—	2,552
Total cost of capital	(31,911)	3,742	(6,214)	(34,383)	1,240	(33,143)

Casualty gain (loss) (4)	246	69	(48)	267	(1,505)	(1,238)
Land leases	(4,720)	—	—	(4,720)	3,068	(1,652)
Income from unconsolidated real estate partnerships	4,654	—	(4,654)	—	—	—
Other expenses, net (4)	6,940	11	(193)	6,758	1,116	7,874
Gain on derivative instruments	12,436	—	—	12,436	(12,436)	—
Tax expense, net	(195)	—	—	(195)	—	(195)
Total other	19,361	80	(4,895)	14,546	(9,757)	4,789

Common noncontrolling interests in AIR OP	(3,919)	—	—	(3,919)	541	(3,378)
Participating securities	(81)	—	—	(81)	—	(81)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(8,015)	8,015	—	—	—	—

Total attributable to AIR common stockholders	$102,946	$—	$—	$102,946	$(8,202)	$94,744

Supplemental Schedule 2(b) (continued)

Funds from Operations Information, Proportionate Share Information Three and Nine Months Ended September 30, 2023 (in thousands) (unaudited)

	Nine Months Ended September 30, 2023
	NAREIT Consolidated FFO	Noncontrolling Interests' Share (1)	AIR's Share of Unconsolidated (2)	AIR Share of FFO	Pro Forma Adjustments (3)	Pro Forma FFO
Same Store revenues, before utility reimbursements	$502,064	$(47,394)	$(8,563)	$446,107	$(226)	$445,881
Other Real Estate revenues, before utility reimbursements	85,079	1	1,024	86,104	—	86,104
Total rental and other property revenues, before utility reimbursements	587,143	(47,393)	(7,539)	532,211	(226)	531,985
Same Store expenses, net of utility reimbursements	131,563	(12,029)	(2,520)	117,014	—	117,014
Other Real Estate expenses, net of utility reimbursements	27,721	—	289	28,010	—	28,010
Total property operating expenses, net of utility reimbursements	159,284	(12,029)	(2,231)	145,024	—	145,024
Net operating income	427,859	(35,364)	(5,308)	387,187	(226)	386,961
NOI related to sold communities	1,214	—	19,580	20,794	—	20,794
Lease income (4)	1,137	—	—	1,137	—	1,137
Property management expense attributable to AIR's ownership	(15,960)	—	—	(15,960)	—	(15,960)
Property income	414,250	(35,364)	14,272	393,158	(226)	392,932

Recurring service revenue subject to long-term contracts (5)	14,017	—	—	14,017	—	14,017
Short duration service revenue generally in support of transaction activity	6,623	—	—	6,623	—	6,623
Allocated cost of services provided (6)	(9,499)	—	—	(9,499)	—	(9,499)
Income from third-party services	11,141	—	—	11,141	—	11,141

General and administrative expenses	(20,328)	—	—	(20,328)	—	(20,328)

Interest expense	(106,577)	11,255	(8,968)	(104,290)	1,564	(102,726)
Loss on extinguishment of debt	(2,008)	—	—	(2,008)	2,008	—
Preferred OP unitholder dividends	(4,710)	—	—	(4,710)	—	(4,710)
Preferred stockholder dividends	(129)	—	—	(129)	—	(129)
Interest income	4,996	25	42	5,063	—	5,063
Total cost of capital	(108,428)	11,280	(8,926)	(106,074)	3,572	(102,502)

Casualty gain (loss) (4)	(4,138)	(85)	(56)	(4,279)	114	(4,165)
Land leases	(14,160)	—	—	(14,160)	9,248	(4,912)
Income from unconsolidated real estate partnerships	5,094	—	(5,094)	—	—	—
Other expenses, net (4)	4,684	115	(196)	4,603	1,823	6,426
Gain on derivative instruments	21,688	—	—	21,688	(21,688)	—
Tax expense, net	(1,511)	—	—	(1,511)	—	(1,511)
Total other	11,657	30	(5,346)	6,341	(10,503)	(4,162)
				—		—
Common noncontrolling interests in AIR OP	(15,568)	—	—	(15,568)	454	(15,114)
Participating securities	(198)	—	—	(198)	—	(198)
Proportionate adjustments	(24,054)	24,054	—	—	—	—
						—
Total attributable to AIR common stockholders	$268,472	$—	$—	$268,472	$(6,703)	$261,769

Supplemental Schedule 2(b) (continued)

Funds from Operations Information, Proportionate Share Information Three and Nine Months Ended September 30, 2023 (in thousands) (unaudited)

(1)Amounts represent the noncontrolling interests’ proportionate share of consolidated amounts, including the amounts related to the California Joint Venture.
(2)Amounts represent AIR’s proportionate share of the operations of 15 unconsolidated properties, including the Virginia Joint Venture, Value-Add Joint Venture, and Core Joint Venture.
(3)Refer to Supplemental Schedule 1 for the description of each pro forma adjustment. The pro forma adjustments have been allocated to the respective financial statement line item above.
(4)In 2023, the nonrecurring contributions, net of noncontrolling interests, are comprised of $10.9 million of swap acceleration income from the refinancing of floating rate debt with long-term fixed financing for the three and nine months ended September 30, 2023, offset partially by ($2.7) million and ($4.6) million of higher than anticipated casualty and legal costs for the three and nine months ended September 30, 2023, respectively. These amounts are included within casualty gain (loss) and other expenses, net. In 2022, the nonrecurring contributions, net of noncontrolling interests, related to prepayment of the Aimco note prepayment of $4.7 million and $34.5 million for the three and nine months ended September 30, 2023, respectively, included within lease income.
(5)Recurring service revenue subject to long-term contracts is comprised of property and asset management fees earned through our operating agreements in place with our joint venture partners and third parties.
(6)Allocated cost of services provided includes direct and indirect costs incurred to provide property and asset management services to third parties.

Supplemental Schedule 3

Property Net Operating Income Trailing Five Quarters (in thousands) (unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Consolidated Property NOI
Revenues, before utility reimbursements
Same Store	$156,739	$174,000	$171,325	$170,217	$166,800
Other Real Estate	28,519	28,214	28,346	21,350	14,026
Total revenues, before utility reimbursements	185,258	202,214	199,671	191,567	180,826

Expenses, net of utility reimbursements
Same Store	42,107	44,815	44,641	41,844	43,674
Other Real Estate	7,869	9,721	10,131	6,600	4,783
Total expenses, net of utility reimbursements	49,976	54,536	54,772	48,444	48,457

Property Net Operating Income
Same Store	114,632	129,185	126,684	128,373	123,126
Other Real Estate	20,650	18,493	18,215	14,750	9,243
Total Property Net Operating Income	$135,282	$147,678	$144,899	$143,123	$132,369

NOI related to communities sold and held for sale	$140	$802	$272	$3,470	$6,009

Supplemental Schedule 4

Apartment Home Summary As of September 30, 2023 (unaudited)

	Number of Apartment Communities	Number of Apartment Homes	AIR Share of Apartment Homes

Same Store (1)	63	22,794	18,056
Other Real Estate (2)	12	3,829	3,615
Total Portfolio	75	26,623	21,671

Land and land interests leased (3)	2

(1)During the third quarter of 2023, AIR's share of apartment homes decreased by 1,454 homes due to closing of the Core JV. Our Same Store portfolio now includes 14 unconsolidated communities with 5,284 homes, of which AIR’s share is 2,205 homes.
(2)During the third quarter of 2023, our Other Real Estate portfolio increased due to the acquisition of one apartment community in Durham, North Carolina, one apartment community in Raleigh, North Carolina, one apartment community in Washington, D.C. which is included in the Core JV, and is 53% owned by AIR, and decreased due to the sale of our last property in New York.
(3)Land and land interests have a fair value of approximately $33 million.

Supplemental Schedule 5(a)

Capitalization and Financial Metrics As of September 30, 2023 (dollars in thousands) (unaudited)

Leverage Balances and Characteristics

Debt	Consolidated	AIR Share of Unconsolidated Partnerships	Noncontrolling Interests	Total AIR Share	Weighted- Average Maturity (Years)		Weighted- Average Interest Rate
Fixed rate loans payable	$2,244,776	$446,171	$(464,641)	$2,226,306	8.0		4.0%
Floating rate loans payable (1)	—	79,000	—	79,000	3.3		5.4%
Non-recourse property debt	$2,244,776	$525,171	$(464,641)	$2,305,306	7.8		4.0%

Term loans (2)	475,000	—	—	475,000	2.3	(3)	4.9%	(6)
Unsecured notes payable	400,000	—	—	400,000	6.7		4.3%
Revolving credit facility borrowings	25,750	—	—	25,750	2.5	(3)	6.3%
Preferred equity	79,140	—	—	79,140	9.8	(4)	8.1%
Total leverage	$3,224,666	$525,171	$(464,641)	$3,285,196	6.9		4.3%

Cash and restricted cash (5)	(122,279)	(6,873)	17,664	(111,488)
Net leverage	$3,102,387	$518,298	$(446,977)	$3,173,708

Leverage Ratios Third Quarter 2023 (7)

	Annualized Current Quarter	December 31, 2023 Forecast
Proportionate Debt to Adjusted EBITDAre	6.2x	5.8x
Net Leverage to Adjusted EBITDAre	6.3x	<6.0x

Unsecured Debt Covenants	September 30, 2023	Covenant
Fixed Charge Coverage Ratio	3.11x	1.50x
Leverage Ratio	35.5%	≤ 60.0%
Secured Indebtedness Ratio	25.5%	≤ 40.0%
Unsecured Leverage Ratio	32.2%	≤ 60.0%

(1)The $79 million of floating rate loans payable has a maximum interest rate of 5.4% due to an interest rate cap that expires in January 2024.
(2)$350 million of our $475 million term loans are fixed using interest rate swaps at a weighted-average all-in cost of 4.3%.
(3)Assumes exercise of extension options.
(4)Our preferred OP Units are redeemable at the holder’s option and our preferred stock is redeemable by AIR on or after December 15, 2025. We have computed the weighted-average maturity of our preferred OP Units assuming a 10-year maturity and preferred stock assuming it is called at the expiration of the no-call period.
(5)Restricted cash on the balance sheet includes tenant security deposits, which are excluded for purposes of calculating our net leverage.
(6)Subsequent to quarter-end, AIR amended its floating to fixed interest rate swaps to shorten their duration and fix the $125 million of term loans that were previously at a floating rate. The new effective interest rate is 4.3%.
(7)We calculate Adjusted EBITDAre used in our leverage ratios based on annualized current quarter amounts. Our Adjusted EBITDAre has been calculated on a pro forma basis as further described in the Glossary. We target a Net Leverage to Adjusted EBITDAre ratio between 5.0x and 6.0x, but anticipate the ratio will vary based on the timing of transactions.

Supplemental Schedule 5(b)

Capitalization and Financial Metrics As of September 30, 2023 (dollar amounts in thousands) (unaudited)

AIR Share of Non-Recourse Property Debt, Term Loans, and Unsecured Notes Payable

	Amortization	Maturities	Sub-Total Non-Recourse Property Debt	Unsecured Debt (1)		Total	Maturities as a Percent of Total	Average Rate on Maturing Debt
2023 Q4	6,200	—	6,200	—		6,200	—%	—%

2024 Q1	6,250	—	6,250	—		6,250	—%	—%
2024 Q2	6,294	—	6,294	—		6,294	—%	—%
2024 Q3	6,345	—	6,345	—		6,345	—%	—%
2024 Q4	6,547	—	6,547	—		6,547	—%	—%
Total 2024	25,436	—	25,436	—		25,436	—%	—%

2025	23,796	285,721	309,517	275,000	(2)	584,517	17.6%	3.8%
2026	19,601	98,790	118,391	200,000		318,391	9.4%	4.9%
2027	18,093	127,565	145,658	100,000		245,658	7.2%	4.4%
2028	14,404	534,224	548,628	—		548,628	16.8%	4.9%
2029	14,641	40,877	55,518	100,000		155,518	4.4%	4.4%
2030	12,821	342,465	355,286	—		355,286	10.8%	3.5%
2031	7,878	137,208	145,086	—		145,086	4.3%	3.3%
2032	7,632	67,368	75,000	200,000		275,000	8.4%	4.0%
Thereafter	143,208	377,378	520,586	—		520,586	11.9%	4.9%
Total	$293,710	$2,011,596	$2,305,306	$875,000		$3,180,306	90.8%	4.3%
(1)Includes $475 million of term loans and $400 million of unsecured notes payable.
(2)Amount shown assumes exercise of extension options.

Preferred Equity

	Amount Outstanding as of September 30, 2023	Date First Available for Redemption by AIR	Coupon	Amount
Class A Perpetual Preferred Stock	20	December 2025	8.50%	$2,000
Preferred Partnership Units	2,846,524	n/a	8.14%	77,140
Total Preferred Equity			8.15%	$79,140

Common Stock, Partnership Units and Equivalents (shares and units in thousands)

September 30, 2023
Class A Common Stock outstanding	146,527
Participating unvested restricted stock	135
Dilutive options, share equivalents and non-participating unvested restricted stock	155
Total shares and dilutive share equivalents	146,817
Common Partnership Units and equivalents outstanding	9,988
Total shares, units, and dilutive share equivalents	156,805

Supplemental Schedule 6(a)

Same Store Operating Results
Three Months Ended September 30, 2023, Compared to Three Months Ended September 30, 2022
(proportionate amounts, in thousands, except community, home, and per home data) (unaudited)

The table below presents AIR’s Same Store portfolio as of September 30, 2023.

				Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per AIR Apartment Home
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2023	3Q 2022	3Q 2023	3Q 2022
Bay Area	7	1,967	1,412	$13,997	$13,497	3.7%	$3,503	$3,580	(2.2%)	$10,494	$9,917	5.8%	75.0%	94.8%	95.9%	$3,487	$3,324
Boston	5	1,148	1,148	11,517	10,754	7.1%	3,235	3,102	4.3%	8,282	7,652	8.2%	71.9%	95.5%	97.1%	3,503	3,215
Denver (1)	7	2,027	1,723	10,953	10,501	4.3%	2,815	2,714	3.7%	8,138	7,787	4.5%	74.3%	94.8%	95.5%	2,235	2,128
Los Angeles	9	3,815	2,966	31,881	29,446	8.3%	6,575	6,246	5.3%	25,306	23,200	9.1%	79.4%	96.9%	97.2%	3,696	3,404
Miami (1)	6	2,425	2,267	20,599	18,025	14.3%	6,532	5,233	24.8%	14,067	12,792	10.0%	68.3%	93.8%	92.5%	3,230	2,866
Philadelphia (1)	9	2,748	2,070	17,956	17,539	2.4%	5,101	4,999	2.0%	12,855	12,540	2.5%	71.6%	93.7%	94.8%	3,086	2,979
San Diego (1)	6	2,367	1,912	15,572	14,438	7.9%	3,496	3,175	10.1%	12,076	11,263	7.2%	77.5%	96.8%	97.0%	2,804	2,594
Washington, D.C. (1)	10	5,489	3,750	23,574	22,304	5.7%	6,453	6,215	3.8%	17,121	16,089	6.4%	72.6%	95.9%	97.1%	2,184	2,041
Other Markets	4	808	808	5,570	5,505	1.2%	2,643	2,085	26.8%	2,927	3,420	(14.4%)	52.5%	92.4%	93.9%	2,487	2,418
Total	63	22,794	18,056	$151,619	$142,009	6.8%	$40,353	$37,349	8.0%	$111,266	$104,660	6.3%	73.4%	95.3%	95.9%	$2,938	$2,734
(1)Includes AIR’s share of results of 14 unconsolidated apartment communities included in the Virginia JV, Core JV, and Value-Add JV.

Supplemental Schedule 6(b)

Same Store Operating Results
Three Months Ended September 30, 2023, Compared to Three Months Ended June 30, 2023
(proportionate amounts, in thousands, except community, home, and per home data) (unaudited)

The table below presents AIR’s Same Store portfolio as of September 30, 2023.

				Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per AIR Apartment Home
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	3Q 2023	2Q 2023	Growth	3Q 2023	2Q 2023	Growth	3Q 2023	2Q 2023	Growth	3Q 2023	3Q 2023	2Q 2023	3Q 2023	2Q 2023
Bay Area	7	1,967	1,412	$13,997	$13,843	1.1%	$3,503	$3,484	0.5%	$10,494	$10,359	1.3%	75.0%	94.8%	95.8%	$3,487	$3,412
Boston	5	1,148	1,148	11,517	11,101	3.7%	3,235	3,051	6.0%	8,282	8,050	2.9%	71.9%	95.5%	95.5%	3,503	3,376
Denver (1)	7	2,027	1,723	10,953	10,699	2.4%	2,815	2,657	5.9%	8,138	8,042	1.2%	74.3%	94.8%	95.9%	2,235	2,159
Los Angeles	9	3,815	2,966	31,881	31,217	2.1%	6,575	6,722	(2.2%)	25,306	24,495	3.3%	79.4%	96.9%	95.9%	3,696	3,658
Miami (1)	6	2,425	2,267	20,599	19,788	4.1%	6,532	5,809	12.4%	14,067	13,979	0.6%	68.3%	93.8%	92.3%	3,230	3,154
Philadelphia (1)	9	2,748	2,070	17,956	17,812	0.8%	5,101	4,580	11.4%	12,855	13,232	(2.8%)	71.6%	93.7%	94.9%	3,086	3,024
San Diego (1)	6	2,367	1,912	15,572	15,165	2.7%	3,496	3,088	13.2%	12,076	12,077	—%	77.5%	96.8%	97.6%	2,804	2,709
Washington, D.C. (1)	10	5,489	3,750	23,574	23,043	2.3%	6,453	6,169	4.6%	17,121	16,874	1.5%	72.6%	95.9%	96.7%	2,184	2,118
Other Markets	4	808	808	5,570	5,561	0.2%	2,643	2,756	(4.1%)	2,927	2,805	4.3%	52.5%	92.4%	93.7%	2,487	2,448
Total	63	22,794	18,056	$151,619	$148,229	2.3%	$40,353	$38,316	5.3%	$111,266	$109,913	1.2%	73.4%	95.3%	95.5%	$2,938	$2,865
(1)Includes AIR’s share of results of 14 unconsolidated apartment communities included in the Virginia JV, Core JV, and Value-Add JV.

Supplemental Schedule 6(c)

Same Store Operating Results
Nine Months Ended September 30, 2023, Compared to Nine Months Ended September 30, 2022
(proportionate amounts, in thousands, except community, home, and per home data) (unaudited)

The table below presents AIR’s Same Store portfolio as of September 30, 2023.

				Revenues, Before Utility Reimbursements			Expenses, Net of Utility Reimbursements			Net Operating Income			Net Operating Income Margin	Average Daily Occupancy During Period		Average Revenue per AIR Apartment Home
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	YTD 3Q 2023	YTD 3Q 2022	Growth	YTD 3Q 2023	YTD 3Q 2022	Growth	YTD 3Q 2023	YTD 3Q 2022	Growth	YTD 3Q 2023	YTD 3Q 2023	YTD 3Q 2022	YTD 3Q 2023	YTD 3Q 2022
Bay Area	7	1,967	1,412	$41,584	$39,574	5.1%	$10,540	$10,366	1.7%	$31,044	$29,208	6.3%	74.7%	96.2%	97.2%	$3,402	$3,205
Boston	5	1,148	1,148	33,874	31,333	8.1%	9,563	9,361	2.2%	24,311	21,972	10.6%	71.8%	96.4%	97.5%	3,401	3,111
Denver (1)	7	2,027	1,723	32,359	30,188	7.2%	7,801	7,506	3.9%	24,558	22,682	8.3%	75.9%	96.3%	96.5%	2,167	2,016
Los Angeles	9	3,815	2,966	93,154	87,848	6.0%	19,843	18,631	6.5%	73,311	69,217	5.9%	78.7%	96.8%	97.8%	3,606	3,365
Miami (1)	6	2,425	2,267	59,950	50,490	18.7%	18,201	16,336	11.4%	41,749	34,154	22.2%	69.6%	93.5%	94.3%	3,141	2,625
Philadelphia (1)	9	2,748	2,070	53,350	50,495	5.7%	14,384	14,383	—%	38,966	36,112	7.9%	73.0%	95.3%	96.3%	3,006	2,815
San Diego (1)	6	2,367	1,912	45,595	41,775	9.1%	9,815	9,101	7.8%	35,780	32,674	9.5%	78.5%	97.5%	97.7%	2,717	2,485
Washington, D.C. (1)	10	5,489	3,750	69,435	63,202	9.9%	18,870	18,710	0.9%	50,565	44,492	13.6%	72.8%	97.0%	97.3%	2,122	1,924
Other Markets	4	808	808	16,580	16,147	2.7%	7,997	6,922	15.5%	8,583	9,225	(7.0%)	51.8%	93.8%	96.0%	2,431	2,313
Total	63	22,794	18,056	$445,881	$411,052	8.5%	$117,014	$111,316	5.1%	$328,867	$299,736	9.7%	73.8%	96.1%	96.8%	$2,856	$2,613
(1)Includes AIR’s share of results of 14 unconsolidated apartment communities included in the Virginia JV, Core JV, and Value-Add JV.

Supplemental Schedule 6(d)

Same Store Operating Expense Detail (proportionate amounts, in thousands) (unaudited)

Quarterly Comparison

	3Q 2023	% of Total	3Q 2022	$ Change	% Change
Operating expenses (1)	$19,691	48.8%	$18,530	$1,161	6.3%
Utility expense, net of reimbursement	2,089	5.2%	2,349	(260)	(11.1)%
Real estate taxes	15,573	38.6%	14,263	1,310	9.2%
Insurance	3,000	7.4%	2,207	793	35.9%
Total	$40,353	100.0%	$37,349	$3,004	8.0%

Sequential Comparison

	3Q 2023	% of Total	2Q 2023	$ Change	% Change
Operating expenses (1)	$19,691	48.8%	$19,365	$326	1.7%
Utility expense, net of reimbursement	2,089	5.2%	1,354	735	54.3%
Real estate taxes	15,573	38.6%	15,173	400	2.6%
Insurance	3,000	7.4%	2,424	576	23.8%
Total	$40,353	100.0%	$38,316	$2,037	5.3%

Year-to-Date Comparison

	YTD 3Q 2023	% of Total	YTD 3Q 2022	$ Change	% Change
Operating expenses (1)	$56,971	48.7%	$55,558	$1,413	2.5%
Utility expense, net of reimbursement	6,081	5.2%	6,725	(644)	(9.6)%
Real estate taxes	45,859	39.2%	43,091	2,768	6.4%
Insurance	8,103	6.9%	5,942	2,161	36.4%
Total	$117,014	100.0%	$111,316	$5,698	5.1%
(1)Includes onsite payroll, repairs and maintenance, software and technology expenses, marketing, expensed turnover costs, and other property related operating expenses.

Supplemental Schedule 7

Portfolio Data by Market Third Quarter 2023 Compared to Third Quarter 2022 (proportionate amounts) (unaudited)

	Quarter Ended September 30, 2023					Quarter Ended September 30, 2022
	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	% AIR NOI (1)	Average Revenue per AIR Apartment Home	Apartment Communities	Apartment Homes	AIR Share of Apartment Homes	% AIR NOI (1)	Average Revenue per AIR Apartment Home
Bay Area	8	2,077	1,522	8.6%	$3,502	8	2,077	1,522	7.8%	$3,350
Boston	6	1,284	1,284	7.0%	3,476	12	2,598	2,598	11.2%	2,746
Denver	8	2,280	1,976	7.0%	2,239	8	2,280	2,241	7.6%	2,111
Los Angeles	9	3,815	2,966	19.1%	3,696	9	3,815	2,966	17.8%	3,404
Miami	10	3,970	3,812	20.2%	3,479	9	3,459	3,459	15.7%	3,197
Philadelphia	9	2,748	2,070	8.8%	2,868	9	2,748	2,669	11.3%	2,760
San Diego	6	2,367	1,912	9.1%	2,804	6	2,367	2,191	9.8%	2,554
Washington, D.C.	12	6,474	4,521	16.1%	2,303	11	6,011	4,608	14.9%	2,080
Other Markets	7	1,608	1,608	4.1%	2,149	8	1,245	1,245	3.9%	2,495
Total	75	26,623	21,671	100.0%	$2,936	80	26,600	23,499	100.0%	$2,711
(1)NOI represents the operating results of apartment communities including ancillary commercial rents. NOI does not include any office related rents or other material commercial rents.

Supplemental Schedule 8

Apartment Community Disposition and Acquisition Activity (dollars in millions, except average revenue per home) (unaudited)

Dispositions (1)
	Number of Apartment Homes	Weighted- Average Ownership	Gross Proceeds	Property Debt	Net Sales Proceeds (2)	Average Revenue per Home (3)
Third Quarter 2023 Dispositions
1	195	100.0%	$21.0	$—	$19.9	$2,688

Full Year 2023 Dispositions
3	257	100.0%	$54.2	$—	$52.1	$2,665

Acquisitions
Apartment Community Name	Location	Month Acquired	Apartment Homes	Purchase Price	Average Revenue per Apartment Home (3)
2023 Acquisitions
Southgate Towers	Miami, FL	January	495	$298.0	$2,693
The Villages at Olde Towne	Raleigh, NC	August	360	$84.5	$1,580
The Elm (4)	Bethesda, MD	August	456	$132.5	$3,599
Brizo Apartments	Durham, NC	September	260	$70.0	$1,757

(1)During the third quarter, we formed the Core JV through the sale of a 47% interest in 10 properties in exchange for $202 million in cash and the assumption of $303 million in debt by the joint venture.
(2)Net Sales Proceeds are after repayment of debt, if any, net working capital settlements, payment of transaction costs and debt prepayment penalties, if applicable.
(3)Represents average revenue per apartment home for leases in place at the time of acquisition or disposition.
(4)During the third quarter, the Core JV closed on one apartment community located in Bethesda, Maryland, for $250 million, with AIR acquiring a 53% interest ($132.5 million).

Supplemental Schedule 9

Apartment Community Capital Investment Information Three and Nine Months Ended September 30, 2023 (proportionate amounts, in thousands, except per apartment home data) (unaudited)
We classify capital investments as Capital Replacements (“CR”), Capital Enhancements (“CE”), Initial Capital Expenditures (“ICE”), Casualty, and Other. Recurring capital investments are included within CR based on the useful life of the item under consideration and the period over which we have owned the item. Previously, AIR also reported Capital Improvements. Capital Improvements were similar to Capital Replacements, but represented capital investments made to replace the portion of acquired apartment communities consumed prior to our period of ownership.
The table below includes our capital spend in proportionate amounts, adjusted to remove the third-party share of consolidated amounts and to include our share of unconsolidated amounts, and excludes amounts related to properties sold or classified as held for sale.

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Capital Investments (1)
Capital Replacements
Buildings and grounds	$5,986	$21,851
Turnover capital investments	827	2,085
Capitalized site payroll and indirect costs	410	1,233
Capital Replacements (2)	7,223	25,169
Capital Enhancements	23,720	63,952
Initial Capital Expenditures	16,723	34,052
Casualty	787	4,711
Other	1,223	1,820
Total capital additions	$49,676	$129,704

Total AIR share of apartment homes	21,671	21,671

Capital Replacements per apartment home	$333	$1,161
(1)For the three and nine months ended September 30, 2023, capital investments for our apartment communities included $0.3 million and $1.0 million, respectively, of capitalized interest costs.
(2)Capital replacements represent AIR’s proportionate share as of September 30, 2023, for all periods presented.

GLOSSARY AND RECONCILIATIONS OF NON-GAAP FINANCIAL AND OPERATING MEASURES

This Earnings Release and Supplemental Information include certain financial and operating measures used by AIR management that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AIR OPERATING PARTNERSHIP: Apartment Income REIT, L.P., a Delaware limited partnership, is the operating partnership in AIR’s UPREIT structure. AIR owns approximately 91.2% of the legal interest in the common partnership units of the AIR Operating Partnership and 93.6% of the economic interest in the common partnership units of the AIR Operating Partnership.
AIR PROPORTIONATE FINANCIAL INFORMATION: Within this Earnings Release and Supplemental Information, we provide certain financial information necessary to calculate our share of financial information. This information is not, nor is it intended to be, a presentation in accordance with GAAP. Our proportionate share of financial information includes our share of unconsolidated real estate partnerships and excludes the noncontrolling interest partners’ share of consolidated real estate partnerships.
We do not control the unconsolidated real estate partnerships and the calculation of our share of the assets and liabilities and revenues and expenses does not represent a legal claim to a proportionate share of such items. The amount of cash distributions partners in such partnerships may receive is based upon specific provisions in the partnership agreements and may vary based on whether such distributions are generated from operations, capital events or liquidation.
Proportionate information benefits the users of our financial information by providing the amount of revenues, expenses, assets, liabilities, and other items attributable to our stockholders. Other companies may calculate their proportionate information differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the non-GAAP AIR proportionate financial information should not be considered in isolation or as a substitute for information included in our financial statements as reported under GAAP.
AVERAGE REVENUE PER APARTMENT HOME: Represents our proportionate average monthly rental and other property revenues, excluding utility cost reimbursements, divided by the number of occupied apartment homes as of the end of the period.
CAPITAL INVESTMENTS DEFINITIONS
CAPITAL REPLACEMENTS (CR): Expenditures that are necessary to help preserve the value of and maintain functionality at the communities.
CAPITAL ENHANCEMENTS (CE): May include kitchen and bath remodeling, energy conservation projects, and investments in more durable, longer-lived materials designed to position assets for higher rental levels in their respective markets.
INITIAL CAPITAL EXPENDITURES (ICE): Represent capital additions contemplated in the underwriting at our recently acquired communities. These amounts are considered when determining expected returns.

CASUALTY: Represents capitalized costs incurred in connection with the restoration of an apartment community after a casualty event.
OTHER: Represents capitalized costs in connection with tenant improvements, entitlement, and planning.
Previously, AIR also reported Capital Improvements. Capital Improvements were similar to Capital Replacements, but represented capital investments made to replace the portion of acquired apartment communities consumed prior to our period of ownership. AIR now includes these amounts in Capital Replacements.
FREE CASH FLOW: Free Cash Flow, as calculated for our retained portfolio, represents an apartment community’s property net operating income, less spending for Capital Replacements. Capital Replacement spending is a measure of the cost of capital asset used during the period. We believe that Free Cash Flow is useful to investors as a supplemental measure of apartment community performance because it takes into consideration costs incurred during the period to replace capital assets that have been consumed during our ownership.
LEVERAGE RATIO DEFINITIONS
We target Net Leverage to Adjusted EBITDAre between 5.0x and 6.0x. We also focus on Proportionate Debt to Adjusted EBITDAre. We believe these ratios, which are based in part on non-GAAP financial information, are commonly used by investors and analysts to assess the relative financial risk associated with balance sheets of companies within the same industry, and they are believed to be similar to measures used by rating agencies to assess entity credit quality. EBITDAre and Adjusted EBITDAre should not be considered alternatives to net income (loss) as determined in accordance with GAAP as indicators of performance. There can be no assurance that our method of calculating EBITDAre and Adjusted EBITDAre is comparable with that of other real estate investment trusts.
Our net leverage includes our share of long-term, non-recourse property debt, outstanding borrowings on our revolving credit facility, term loans, unsecured notes payable, and preferred equity, reduced by cash and restricted cash on-hand, excluding tenant security deposits. We reconcile consolidated balances to our net leverage on Supplemental Schedule 5(a).
We calculate Adjusted EBITDAre used in our leverage ratios based on annualized current quarter amounts.
EBITDAre AND ADJUSTED EBITDAre
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION FOR REAL ESTATE (“EBITDAre”): NAREIT defines EBITDAre as net income computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, further adjusted for:
•gains and losses on dispositions of depreciated property;
•impairment write-downs of depreciated property; and
•adjustments to reflect our share of EBITDAre of investments in unconsolidated entities and consolidated entities with non-controlling interests.
We believe that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of our ability to incur and service debt because it is a recognized measure of performance by the real estate industry and facilitates comparison of credit strength between AIR and other companies.

ADJUSTED EBITDAre: Adjusted EBITDAre is defined as EBITDAre adjusted for the effect of the following items for the reasons set forth below:
•the amount by which GAAP rent expense exceeds cash rent payments for two long-term ground leases until 2076 and 2079 is excluded. The excess of GAAP rent expense over the cash payments for these leases does not reflect a current obligation that affects our ability to service debt; and
•applicable Pro forma FFO adjustments to NAREIT FFO per Supplemental Schedule 1 to exclude certain amounts that are unique or occur infrequently.
A reconciliation of net income to EBITDAre and Adjusted EBITDAre for our portfolio for the quarter ended September 30, 2023, is as follows (in thousands, unaudited):

Three Months Ended
September 30, 2023
Net income	$710,512
Adjustments:
Interest expense	22,888
Income tax expense	4,595
Depreciation and amortization	79,023
Gain on dispositions of real estate	(692,861)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(2,525)
EBITDAre adjustments attributable to noncontrolling interests and unconsolidated real estate partnerships	13,437
EBITDAre	$135,069
Pro forma FFO and other adjustments, net (1)	177
Quarterly Adjusted EBITDAre	$135,246
Adjusted EBITDAre, before removal of annualization impact for non-recurring items	$540,984
Removal of annualization impact for non-recurring items (2)	$(38,313)
Adjusted EBITDAre	$502,671
(1)Includes applicable Pro forma adjustments to NAREIT FFO per Supplemental Schedule 1, an adjustment of $0.9 million to reflect the disposition of one property, the acquisition of two properties, and the Core JV, as if the transactions closed on July 1, 2023, and an adjustment of $11.5 million non-cash gain on derivative instruments.
(2)Third quarter 2023 EBITDAre benefits from $12.8 million of items that are not expected to recur in the future. As such, they were not annualized in the computation of Adjusted EBITDAre.
FIXED CHARGE COVERAGE RATIO: As defined by our credit agreement, the ratio of (a) EBITDA to (b) fixed charges, which represent the sum of (i) our proportionate share of interest expense (excluding prepayment penalties and amortization of debt issuance costs), (ii) debt amortization, and (iii) Preferred Dividends, for the four fiscal quarters preceding the date of calculation. The calculation of certain of these measures as defined by our Credit Agreement may differ from those used in the calculations of our Leverage Ratios.
PREFERRED DIVIDENDS: Preferred Dividends include dividends paid with respect to AIR’s Preferred Stock and the AIR OP’s Preferred Partnership Units, exclusive of preferred equity redemption related amounts.
PREFERRED EQUITY: Preferred equity represents the redemption amounts for AIR’s Preferred Stock and the AIR OP’s Preferred Partnership Units and may be found in AIR’s consolidated balance sheets and on Supplemental Schedule 5(b).
OTHER LEVERAGE: Other Leverage includes Preferred OP Units and redeemable noncontrolling interests.
PREFERRED OP UNITS: Preferred OP Units represent the redemption amounts for the AIR OP’s Preferred Partnership Units and may be found in our consolidated balance sheets and on Supplemental Schedule 5(b).
PROPORTIONATE DEBT TO ADJUSTED EBITDAre RATIO: The ratio of (a) our share of net leverage as calculated on Supplemental Schedule 5(a), excluding Preferred Equity, to (b) Annualized Adjusted EBITDAre.

NET LEVERAGE TO ADJUSTED EBITDAre RATIO: The ratio of (a) our share of net leverage as calculated on Supplemental Schedule 5(a), to (b) Annualized Adjusted EBITDAre.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO): NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (NAREIT) defines as net income computed in accordance with GAAP, excluding: (i) depreciation and amortization related to real estate; (ii) gains and losses from sales or impairment of depreciable assets and land used in the primary business of the REIT; (iii) and income taxes directly associated with a gain or loss on sale of real estate; and including (iv) our share of NAREIT FFO of unconsolidated partnerships and joint ventures. We compute NAREIT FFO for all periods presented in accordance with the guidance set forth by NAREIT.
In addition to NAREIT FFO, we use PRO FORMA FUNDS FROM OPERATIONS (Pro forma FFO), RUN RATE FUNDS FROM OPERATIONS (Run Rate FFO), and RUN-RATE ADJUSTED FUNDS FROM OPERATIONS (Run-Rate AFFO).

Pro forma FFO is used to measure short-term performance. Pro forma FFO represents NAREIT FFO as defined above, excluding certain amounts that are unique or occur infrequently. Our pro forma adjustments are defined in further detail in the footnotes to Supplemental Schedule 1.
Run-Rate FFO is used to provide a stabilized view of current performance that would be indicative of long-term performance. Run-Rate FFO represents Pro forma FFO as defined above, excluding certain amounts that are unique or occur infrequently.

Run-Rate AFFO is Run-Rate FFO reduced by Capital Replacements and is a measure of current period performance.
NAREIT FFO, Pro forma FFO, Run Rate FFO, and Run-Rate AFFO are non-GAAP measures that we believe are helpful to investors in understanding our short-term performance because they capture features particular to real estate performance by recognizing that real estate assets generally appreciate over time or maintain residual value to a much greater extent than other capital assets such as machinery, computers or other personal property. These measures should not be considered alternatives to net income as determined in accordance with GAAP, as indicators of performance. There can be no assurance that our method of computing these measures is comparable with that of other real estate investment trusts.
NET OPERATING INCOME (NOI) CAP RATE: NOI Cap Rate is calculated based on our share of the proportionate property NOI for the trailing twelve months prior to sale, less a 3% management fee, divided by gross proceeds.
NET OPERATING INCOME (NOI) MARGIN: Represents an apartment community’s net operating income as a percentage of the apartment community’s rental and other property revenues.
OTHER EXPENSES, NET: Other expenses, net, allocated to contribution from real estate operations on Supplemental Schedule 2 generally includes franchise taxes, expenses specifically related to our administration of our real estate partnerships (for example, services such as audit, tax, and legal), and risk management activities related to certain other corporate expenses.
PROPERTY NET OPERATING INCOME (NOI) and PROPORTIONATE PROPERTY NOI: NOI is defined as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues; casualties; property management expenses; real estate depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this Earnings Release and Supplemental Information to our consolidated GAAP amounts are provided below.
Due to the diversity of our economic ownership interests in our apartment communities in the periods presented, we evaluate the performance of the apartment communities in our segments using Proportionate Property NOI, which represents our share of the NOI for the apartment communities that we manage. Proportionate Property NOI is defined as our share of rental and other property revenue less our share of property operating expenses. In our evaluation of community results, we exclude utility cost reimbursement from rental and other property revenues and reflect such amount as a reduction of the related utility expense within property operating expenses.
The following table presents the reconciliation of GAAP rental and other property revenue to the proportionate revenues before utility reimbursements and GAAP property operating expenses to proportionate expenses, net of utility reimbursements. The table also presents the reconciliation of consolidated Same Store revenue before utility reimbursements and expenses, net of utility reimbursements as presented on Supplemental Schedule 2(a) to the proportionate amounts presented on Supplemental Schedule 6.

Segment NOI Reconciliation
(in thousands) (unaudited)	Three Months Ended
	September 30, 2023		September 30, 2022
Total Real Estate Operations	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$194,244	$58,076	$198,413	$64,009
Adjustment: Utilities reimbursement (1)	(8,111)	(8,111)	(7,610)	(7,610)
Adjustment: Sold properties and other amounts not allocated (2)	(875)	(489)	(9,977)	(8,409)
Adjustment: Non-real estate depreciation (3)	—	500	—	467
Total (per Supplemental Schedule 2)	$185,258	$49,976	$180,826	$48,457
Proportionate adjustments and other (4)	(4,096)	(1,465)	(24,792)	(6,325)
Proportionate property net operating income	$181,162	$48,511	$156,034	$42,132

Total Same Store Operations
Same Store amounts (per Supplemental Schedule 2)	$156,739	$42,107	$166,800	$43,674
Proportionate adjustments and other (4)	(5,120)	(1,754)	(24,791)	(6,325)
Same Store amounts, adjusted (per Supplemental Schedule 6)	$151,619	$40,353	$142,009	$37,349

	Nine Months Ended
	September 30, 2023		September 30, 2022
Total Real Estate Operations	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements

Total (per consolidated statements of operations)	$616,659	$190,122	$558,686	$176,679
Adjustment: Utilities reimbursement (1)	(25,193)	(25,193)	(21,176)	(21,176)
Adjustment: Sold properties and other amounts not allocated (2)	(4,323)	(7,248)	(38,011)	(21,005)
Adjustment: Non-real estate depreciation (3)	—	1,603	—	1,138
Total (per Supplemental Schedule 2)	$587,143	$159,284	$499,499	$135,636
Proportionate adjustments and other (4)	(55,158)	(14,260)	(72,010)	(18,521)
Proportionate property net operating income	$531,985	$145,024	$427,489	$117,115

Total Same Store Operations
Same Store amounts (per Supplemental Schedule 2)	$502,064	$131,563	$483,062	$129,836
Proportionate adjustments and other (4)	(56,183)	(14,549)	(72,010)	(18,520)
Same Store amounts, adjusted (per Supplemental Schedule 6)	$445,881	$117,014	$411,052	$111,316

(1)Approximately two-thirds of our utility costs are reimbursed by residents. These reimbursements are included in rental and other property revenues in our consolidated statements of operations prepared in accordance with GAAP. This adjustment represents the reclassification of utility reimbursements from revenues to property operating expenses for the purpose of evaluating segment results and as presented on Supplemental Schedules 2, 3, and 6. We also exclude the reimbursement amounts from the calculation of Average Revenue per Apartment Home throughout this Earnings Release and Supplemental Schedules.
(2)Sold properties and other amounts not allocated includes operating results of apartment communities sold during the periods shown or held for sale at the end of the period and casualty expense, which are not included in property operating expenses, net of utility reimbursements in the Supplemental Schedule 2 presentation.
(3)Expenses, net of utility reimbursements, property management expenses, net, and G&A includes the depreciation of capitalized costs of non-real estate assets, which are included in depreciation and amortization expense in our consolidated statements of operations, in accordance with GAAP. This adjustment represents the reclassification of non-real estate depreciation, which was made in Supplemental Schedules 2, 3, and 6.
(4)Proportionate adjustments and other represent (i) both the noncontrolling interests’ share and AIR’s share of unconsolidated apartment communities’ rental and other property revenues before utility reimbursements and property operating expenses, net of utility reimbursements and, (ii) applicable pro forma adjustments per Supplemental Schedule 2(b). Such adjustments are necessary to reconcile consolidated amounts presented on Supplemental Schedule 2(a) to the amounts allocated to our operating segments, as well as to reconcile Same Store amounts presented on Supplemental Schedule 2(a) to proportionate Same Store amounts presented on Supplemental Schedule 6.
PORTFOLIO QUALITY RATINGS: We measure the quality of apartment communities in our portfolio based on average rents of our apartment homes compared to local market average rents as reported by a third-party provider of commercial real estate performance and analysis. Under this rating system, we classify as “A” quality apartment communities those earning rents greater than 125% of local market average; as “B” quality apartment communities those earning rents between 90% and 125% of local market average.
REAL ESTATE CLASSIFICATIONS: Our portfolio of apartment communities is diversified by both price point and geography. Our portfolio is classified into two segments, as follows:
SAME STORE: Same Store apartment communities are apartment communities that (a) are owned and managed by AIR, and (b) have reached a stabilized level of operations.
OTHER REAL ESTATE: Includes communities that do not meet the criteria to be classified as Same Store.

SAME STORE RENTAL RATES: We measure changes in rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified as either a new lease, where a vacant apartment is leased to a new customer, or as a renewal.
SOLD AND HELD FOR SALE APARTMENT COMMUNITIES: Apartment communities either sold since January 1, 2022 or classified as held for sale at the end of the period. For purposes of highlighting results of operations related to our retained portfolio, results for Sold and Held For Sale Apartment Communities are excluded from property net operating income and presented separately on a net basis on Supplemental Schedule 2.

TURNOVER AND RETENTION: Turnover represents the percentage of residents who have moved out in the trailing twelve months. It is calculated by dividing the number of move outs in the trailing twelve months, excluding intra-community transfers, by the daily average number of occupied apartment homes during the trailing twelve months. At September 30, 2023, Turnover, was 38.4%, 70-basis points lower than September 30, 2022. If intra-community transfers were to be included in the calculation, Turnover would be 500-basis points higher.

Retention represents the inverse of Turnover, as defined above.

Reconciliation of Supplemental Schedule 2(a) from the Consolidated Statement of Operations

Three Months Ended September 30, 2023 (in thousands) (unaudited)

	Total per Consolidated Statement of Operations	Property NOI Adjustments (1)	Services Provided to Third Parties (2)	Derivative Instruments (3)	Lease Income, Expense, and Other (4)	Excluded from FFO per Supplemental Schedule 1	Total per Supplemental Schedule 2(a)
Total revenues, before utility reimbursements	$194,244	$(8,986)	$—	$—	$—	$—	$185,258
Other revenues	3,063	—	(3,063)	—	—	—	—
Total expenses, net of utility reimbursements	(58,076)	8,100	—	—	—	—	(49,976)
NOI related to sold communities	—	140	—	—	—	—	140
Lease income	—	—	—	—	379	—	379
Property management expenses, net	(7,899)	(307)	2,771	—	—	—	(5,435)
Recurring service revenue subject to contract	—	—	5,161	—	—	—	5,161
Short duration service revenue attributable to transaction activity	—	—	1,251	—	—	—	1,251
Allocated cost of services provided	—	—	(3,495)	—	—	—	(3,495)
Depreciation and amortization	(79,023)	940	—	—	—	78,083	—
General and administrative expenses	(5,663)	(133)	24	—	—	—	(5,772)
Other expenses, net	(8,110)	—	(1,252)	11,582	4,720	—	6,940
Interest expense	(22,888)	—	—	(9,948)	—	—	(32,836)
Loss on extinguishment of debt	—	—	—	—	—	—	—
Gain on dispositions and impairments of real estate	692,861	—	—	—	—	(692,861)	—
Interest income	2,918	—	—	—	(379)	—	2,539
Casualty losses	—	246	—	—	—	—	246
Land leases	—	—	—	—	(4,720)	—	(4,720)
(Loss) income from unconsolidated real estate partnerships	(10,390)	—	374	—	—	14,670	4,654
Gain on derivative instruments	14,070	—	—	(1,634)	—	—	12,436
Tax (expense) benefit, net	(4,595)	—	—	—	—	4,400	(195)
Net income attributable to noncontrolling interests in consolidated real estate partnerships	(2,525)	—	(1,771)	—	—	(3,719)	(8,015)
Preferred OP unitholder dividends	(1,570)	—	—	—	—	—	(1,570)
Common noncontrolling interests in AIR OP	(42,386)	—	—	—	—	38,467	(3,919)
Preferred stockholder dividends	(44)	—	—	—	—	—	(44)
Participating securities	(391)	—	—	—	—	310	(81)
Total	$663,596	$—	$—	$—	$—	$(560,650)	$102,946

Reconciliation of Supplemental Schedule 2(a) from the Consolidated Statement of Operations (continued)

Nine Months Ended September 30, 2023 (in thousands) (unaudited)

	Total per Consolidated Statement of Operations	Property NOI Adjustments (1)	Services Provided to Third Parties (2)	Derivative Instruments (3)	Lease Income, Expense, and Other (4)	Excluded from FFO per Supplemental Schedule 1	Total per Supplemental Schedule 2(a)
Total revenues, before utility reimbursements	$616,659	$(29,516)	$—	$—	$—	$—	$587,143
Other revenues	7,018	—	(7,018)	—	—	—	—
Total expenses, net of utility reimbursements	(190,122)	30,838	—	—	—	—	(159,284)
NOI related to sold communities	—	1,214	—	—	—	—	1,214
Lease income	—	—	—	—	1,137	—	1,137
Property management expenses, net	(23,318)	(914)	8,272	—	—	—	(15,960)
Recurring service revenue subject to contract	—	—	14,017	—	—	—	14,017
Short duration service revenue attributable to transaction activity	—	—	6,623	—	—	—	6,623
Allocated cost of services provided	—	—	(9,499)	—	—	—	(9,499)
Depreciation and amortization	(263,949)	2,901	—	—	—	261,048	—
General and administrative expenses	(18,866)	(385)	(1,077)	—	—	—	(20,328)
Other expenses, net	(14,434)	—	(6,624)	11,582	14,160	—	4,684
Interest expense	(96,629)	—	—	(9,948)	—	—	(106,577)
Loss on extinguishment of debt	(2,008)	—	—	—	—	—	(2,008)
Gain on dispositions and impairments of real estate	675,534	—	—	—	—	(675,534)	—
Interest income	6,133	—	—	—	(1,137)	—	4,996
Casualty losses	—	(4,138)	—	—	—	—	(4,138)
Land leases	—	—	—	—	(14,160)	—	(14,160)
(Loss) income from unconsolidated real estate partnerships	(12,267)	—	616	—	—	16,745	5,094
Gain on derivative instruments	23,322	—	—	(1,634)	—	—	21,688
Tax (expense) benefit, net	(5,911)	—	—	—	—	4,400	(1,511)
Proportionate adjustments	(3,894)	—	(5,310)	—	—	(14,850)	(24,054)
Preferred OP unitholder dividends	(4,710)	—	—	—	—	—	(4,710)
Common noncontrolling interests in AIR OP	(41,245)	—	—	—	—	25,677	(15,568)
Preferred stockholder dividends	(129)	—	—	—	—	—	(129)
Participating securities	(484)	—	—	—	—	286	(198)
Total	$650,700	$—	$—	$—	$—	$(382,228)	$268,472

Reconciliation of Supplemental Schedule 2(a) from the Consolidated Statement of Operations (continued)

(1)Property NOI adjustments:
a.Utility reimbursements – In our consolidated statements of operations, utility reimbursements are included in rental and other property revenues in accordance with GAAP. For purposes of FFO, we reflect utility reimbursements within property operating expenses to reflect our net utility expense.
b.Sold property revenues and expenses – In our consolidated statement of operations, revenues and expenses related to sold properties are included in rental and other property revenues and property operating expenses in accordance with GAAP. For purposes of FFO, the related revenues and expenses are reclassified into a discrete line item and presented net within the NOI attributable to sold properties line item.
c.Non-real estate depreciation – In our consolidated statement of operations, the depreciation of capitalized costs of non-real estate assets is included in depreciation and amortization in accordance with GAAP. For purposes of FFO, these costs are allocated to property operating expenses, property management expenses, and general and administrative expenses based on the nature of the asset to better reflect the economic cost of operating the business.
d.Casualty losses – In our consolidated statements of operations, casualty losses are included in property operating expenses in accordance with GAAP. For purposes of FFO, the amounts are presented separately within the discrete line item casualty losses.
(2)Services provided to third parties:
a.In our consolidated statements of operations, property management and asset management revenue related to third parties (inclusive of services provided to our consolidated and unconsolidated joint venture partners) are included in other revenues, income (loss) from unconsolidated real estate partnerships, and non-controlling interests in consolidated real estate partnerships. Non-recurring transactional income is included within other expenses, net, and the related property and asset management expenses related to these services are included in property operating expenses and general and administrative expenses. For purposes of FFO, these revenues are included within recurring service revenue subject to long-term contracts, and short duration service revenue generally in support of transaction activity, and the related costs are included within allocated costs of services provided.
(3)Derivative instruments:
a.In our consolidated statements of operations, derivative activity including unrealized mark-to-market on derivative positions, amortization of accumulated other comprehensive income, and any cash activity is recorded within interest expense or gain on derivative instruments, net within our consolidated statements of operations based on the accounting hedge designation for each derivative transaction. For purposes of FFO, monthly cash settlements related to our interest rate swaps and the economic impact of treasury locks are included within interest expense in order to present the economic impact of our derivative positions on interest expense. The impact of one-time swap cancellation income is included within other expense, net as it is considered a non-recurring income. All other non-cash activity is recorded to gain on derivative instruments, net.
(4)Lease income, expense, and other:
a.Ground leases – In our consolidated statement of operations, ground lease expense is included in other expenses, net in accordance with GAAP. For purposes of FFO, this expense is presented within the discrete line item land leases.
b.Lease income – In our consolidated statements of operations, lease income for land parcels that we lease to a third party is included in interest income. For purposes of FFO, this income is presented in the discrete line item lease income.